Exhibit 10.18

AIA Document A111

Standard Form of Agreement

Between Owner and Contractor

where the basis of payment is the

COST OF THE WORK PLUS A FEE

with or without a Guaranteed Maximum Price

1987 EDITION

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH

AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by The Associated General Contractors of America.

AGREEMENT

made as of the Twenty-Fifth day of October in the year of Two Thousand Seven.

BETWEEN the Owner: (Name and address)	Heritage Bank 3500 Virginia Beach Blvd. Suite 110, Little Neck Towers Virginia Beach, VA 23452

and the Contractor: (Name and address)	Meredith Construction Co., Inc. P. O. Box 11265 Norfolk, VA 23517

the Project is: (Name and address)	Heritage Bank - Hilltop 1756 Laskin Road Virginia Beach, VA

the Architect is: (Name and address)	Tymoff & Moff Architects 512 Botetourt Street Norfolk, VA 23510

The Owner and Contractor agree as set forth below.

Copyright 1920, 1925, 1951, 1958, 196l, 1963, 1967, 1974, 1978, ©1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

ARTICLE 1

THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

ARTICLE 2

THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

Construction of 5,640 SF Branch Bank & Loan Office

ARTICLE 3

RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor’s best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

ARTICLE 4

DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

October 15, 2007

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic’s liens and other security interests.

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

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4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

As close to December 31, 2008.

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)

ARTICLE 5

CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor’s performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor’s Fee determined as follows:

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee, and explain how the Contractor’s Fee is to be adjusted for changes in the Work.)

The guaranteed maximum cost is based on the original plans and specifications. The final billing will be based on the actual cost of the work plus the contractor’s fee not to exceed the guaranteed maximum cost as modified by change orders.

The guaranteed maximum cost includes the contractor’s fee for home office overhead and profit of $ 207,913.00. 10% will be added to all change orders as the contractor’s fee.

5.2 GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work and the Contractor’s Fee is guaranteed by the Contractor not to exceed Two Million Two Hundred Eighty-Seven Thousand Thirty Eight Dollars and 00/ Dollars ($ 2,287,038.00), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

(Insert specific provisions if the Contractor is to participate in any savings.)

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates, but only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

5.2.3 The amounts agreed to for unit prices, if any, are as follows:

(State unit prices only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1.)

ARTICLE 6

CHANGES IN THE WORK

6.1 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner’s prior consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Clause 7.3.3.3 of the General Conditions and the terms “costs” and “a reasonable allowance for overhead and profit” as used in Subparagraph 7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner’s prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this Contract, the terms “cost” and “costs” as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms “fee” and “a reasonable allowance for overhead and profit” shall mean the Contractor’s Fee as defined in Paragraph 5.1 of this Agreement.

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

6.2 CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1 Increased costs for the items set forth in Article 7 which result from changes in the Work shall become part of the Cost of the Work, and the Contractor’s Fee shall be adjusted as provided in Paragraph 5.1.

6.3 ALL CONTRACTS

6.3.1 If no specific provision is made in Paragraph 5.1 for adjustment of the Contractor’s Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor’s Fee shall be equitably adjusted on the basis of the Fee established for the original Work.

ARTICLE 7

COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1 LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner’s agreement, at off-site workshops.

7.1.1.2 Wages or salaries of the Contractor’s supervisory and administrative personnel when stationed at the site.

(If it is intended that the wages of salaries of certain personnel stationed at the Contractor’s principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor’s supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2 SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner’s prior approval.

7.1.4.3 Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor’s personnel incurred while traveling in discharge of duties connected with the Work.

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

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7.1.5 MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds.

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner’s consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor’s Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor’s fault or negligence.

7.1.6 OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2 EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor’s foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor’s personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor’s personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

ARTICLE 8

COSTS NOT TO BE REIMBURSED

8.1 The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in Article 14.

8.1.2 Expenses of the Contractor’s principal office and offices other than the site office.

8.1.3 Overhead and general expenses, except as may be expressly included in Article 7.

8.1.4 The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph 13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7 Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

ARTICLE 9

DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10

SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

ARTICLE 11

ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s accountants shall be afforded access to the Contractor’s records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 12

PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Architect not later than the Last day day of a month, the Owner shall make payment to the Contractor not later than the tenth day of the month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than ten days after the Architect receives the Application for Payment.

12.4

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

12.5 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor’s Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3

12.5.3.4 Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4 Additional retainage, if any, shall be as follows:

(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor’s Fee provides in Clause 12.5.3.3, (2) the retainage from Subcontractors provided in Paragraph 12.7 below, and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain state of completion.)

12.6 CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

12.6.1

12.6.2

12.6.2.1

12.6.2.2

12.6.2.3

12.6.2.4

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

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12.6.2.5

12.6.3

12.7

12.7.1

12.7.2

12.7.3

12.7.4

12.7.5

12.8

12.9

ARTICLE 13

FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor’s responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

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and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner’s accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect’s final Certificate for Payment, or as follows:

13.2 The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor’s final accounting and the Contractor’s Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3 Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3

13.4

13.5 If, subsequent to final payment and at the Owner’s request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor’s Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner’s and Contractor‘s principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

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14.3 Other provisions:

ARTICLE 15

TERMINATION OR SUSPENSION

15.1

15.2

15.3

15.3.1

15.3.2

15.3.3

15.4

ARTICLE 16

ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A20I, 1987 Edition.

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

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16.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated                     , and are as follows:

Document	Title	Pages
Specifications	Project Specifications July 13, 2007	1-24

16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3, and are as follows:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section	Title	Pages

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

16.1.5 The Drawings are as follows, and are dated                      unless a different date is shown below:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number	Title	Date
C1.0 - C6.5	Site Plans	August 22, 2007
T-1	Title Sheet	July 13, 2007
A1.0 - A9.3	Architectural Sheets	July 13, 2007
S1.0 - S5.0	Structural	July 13, 2007
L1.0 - L2.0	Landscaping Plans	August 22, 2007

16.1.6 The addenda, if any, are as follows:

Number	Date	Pages

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 16.

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:

(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor’s bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER Heritage Bank	CONTRACTOR Meredith Construction, Co., Inc.

/s/ Michael S. Ives	/s/ Peter M. Meredith, Jr.
(Signature)	(Signature)

Michael S. Ives, President & CEO	Peter M. Meredith, Jr., CEO/Chairman
(Printed name and title)	(Printed name and title)

CAUTION: You should sign an original AIA document which has this caution printed in red. An original assures that changes will not be obscured as may occur when documents are reproduced.

AIA DOCUMENT A111 • OWNER-CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE
AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.